Exhibit 99.2

Final Transcript

Conference Call Transcript **JAZ - Q2 2007 Jazz Technologies Inc Earnings Conference Call Event Date/Time: Aug. 06. 2007 / 4:30PM ET

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Final Transcript
Aug. 06. 2007 / 4:30PM ET, **JAZ - Q2 2007 Jazz Technologies Inc Earnings Conference Call

CORPORATE PARTICIPANTS

Gil Amelio
Jazz Technologies - Chairman and CEO

Paul Pittman
Jazz Technologies - EVP, CFO and CAO

CONFERENCE CALL PARTICIPANTS

Steve Park
Wedbush Morgan - Analyst

Avia Gusovsky
Mack Investment - Analyst

John Flough
Arvin Capital - Analyst

John Schultz
Oak Tree Asset Management - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Q2 2007 Jazz Technologies, Incorporated, earnings conference call.

(OPERATOR INSTRUCTIONS)

I would now like to turn your call over to Mr. Gil Amelio, Chairman and Chief Executive of Jazz Technologies. Please proceed, sir.

Gil Amelio - Jazz Technologies - Chairman and CEO

Good afternoon, and thank you for joining today's conference call. I'm Gil Amelio, Chairman and CEO of Jazz Technologies, and I'm pleased to host today's call, along with Paul Pittman, our Chief Financial and Administrative Officer and our Vice President of Finance and Corporate Controller, Harsha Tank. We are also joined today by Jeff McHenry, Vice President of Executive Operations of Jazz Semiconductor.

The purpose of this call is to go over the second quarter 2007 financial and operating results and to share with you our outlook for the third quarter. After the prepared remarks, participants of the live call will have an opportunity to ask questions. The webcast of this call will be archived on our website for 90 days.

First, the Safe Harbor language. I'd like to remind everyone that some of the information we'll discuss today constitutes forward-looking statements. Forward-looking statements include statements regarding the expected impact of our cost-cutting programs, our expectations and forecasts regarding revenues, EBITDA and free cash flow for the remainder of 2007 and beyond, our expectations regarding industry conditions, the inventory correction in our industry and the recovery of demand and our expectations related to future purchases under our stock repurchase program.

Actual results could differ material from our current expectations. To understand the risks that could cause results to differ, please refer to the risk factors identified in our latest annual report on Form 10-K and the current report on Form 10-Q, which are filed with the Securities and Exchange Commission.

Further, during today's call, we plan to discuss non-GAAP financial information. Updated reconciliations between GAAP and non-GAAP measures are included in today's press release, which is posted on our website at www.jazztechnologies.com. A webcast replay will be available at the same site for 90 days.

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Final Transcript
Aug. 06. 2007 / 4:30PM ET, **JAZ - Q2 2007 Jazz Technologies Inc Earnings Conference Call

Now let me turn the call over to Paul, who will go over the second quarter financial results.

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

Thank you, Gil. Today, Jazz Technologies announced second quarter revenues of $52.4 million, at the high end of the preliminary range of $52 million to $52.5 million provided on July 16th, and well in excess of our original guidance of $48 million to $50 million.

The revenue strength was broad based, across major end markets and was attributable to the hard work of our team and an improving demand environment. During the quarter, several customers accelerated their orders, exceeding our internal forecasts.

Our Specialty Process business generated $40.5 million, or 77% of total revenues. Standard Process accounted for $11.9 million in revenues. GAAP gross profit was a negative $0.6 million. Excluding depreciation and amortization expense, gross profit was $9 million.

First quarter 2007 pro forma gross profit, excluding pro forma depreciation and amortization, was $5.5 million. In an effort to provide more insight into the Company's operations, we will begin releasing capacity utilization numbers.

Capacity utilization was approximately 56% during the second quarter, as compared to approximately 69% during the first quarter of 2007. Capacity utilization for the month of June only was approximately 65%. The estimated third quarter capacity utilization is expected to be approximately 87%.

EBITDA was $1 million, representing a sequential improvement of approximately $9.7 million as compared to the first quarter of 2007 pro forma EBITDA. Please note, however, that the first quarter pro forma EBITDA includes a number of one-time charges related to the merger.

In the second quarter of 2007, free cash flow was negative $3.4 million, or negative $0.14 per share, based on 23.9 million weighted average shares outstanding as of June 29, 2007. This compares to a negative $12.4 million, or negative $0.41 per share for the first quarter of 2007 when measured on a pro forma basis. We believe that free cash flow is measured by subtracting capital expenditures and net cash interest costs from EBITDA provides a valuable perspective on the financial performance of Jazz.

Second quarter depreciation expense was $8.2 million, and amortization of intangibles was $2.0 million. Capital expenditures were approximately $1.5 million, and during the quarter, we had approximately $2.9 million in net cash interest expense.

Second quarter selling, general and administrative expenses were $4.5 million and research and development expenses were $3.7 million. In the first quarter of 2007, our pro forma SG&A expenses came in at $10.2 million and pro forma R&D expenses at $5 million. This substantial decline in quarterly operating expenses was driven by our aggressive cost-cutting efforts and the absence of certain one-time charges recorded in the first quarter of 2007 in connection with the acquisition of Jazz Semiconductor.

We are currently in phase two of our cost reduction program, which is aimed at manufacturing improvements, streamlining our purchasing efforts and enhancing overall organizational efficiency. As I shared with you on the last call, the goal of phase two is to generate additional savings of $10 million to $15 million per year. We are beginning to see the impact of our efforts, aimed at running the foundry business in a more cost efficient manner and expect to realize further benefits during the remainder of 2007.

Now turning to the balance sheet. As of June 29, 2007, Jazz Technologies had approximately $32.5 million in cash, cash equivalents and short-term investments. Total debt on the balance sheet was $166.8 million, representing the convertible senior notes.

During the quarter, we continued buybacks of common stock and warrants under our repurchase program. As of June 29, 2007, we had approximately 23.5 million shares of common stock and 39.8 million warrants outstanding, with an exercise price of $5.

Last month, we extended the term of our repurchase program through October 15th, 2007. As of June 29, 2007, approximately $32 million was spent under this program, with $18 million remaining for future buybacks. In an effort to continue to simplify our capital structure and reduce the warrant overhang, we also repurchased 437,500 of our underwriter purchase options, issued as a part of our IPO.

While we continue to push toward achieving positive free cash flows, we are satisfied with the overall second quarter performance. In Q2, we exceeded our guidance and delivered sequential improvements across all key financial metrics, including revenues, EBITDA and utilization.

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Final Transcript
Aug. 06. 2007 / 4:30PM ET, **JAZ - Q2 2007 Jazz Technologies Inc Earnings Conference Call

This gradual yet significant progress is expected to continue in the second half of 2007. Before I turn the call over to Gil, I would like to mention a notable development that occurred last week. On July 31st, 2007, Jazz Technologies reached an agreement with the selling shareholders that effectively reduces the purchase price paid by Jazz Technologies for Jazz Semiconductor by $9 million.

We received this $9 million in the third quarter of 2007. This equates to $0.38 per share based on 23.5 million shares outstanding as of June 29, 2007. And with this $9 million of additional cash, the total cash position of the Company as of the end of Q2 is effectively [$41.5] million. And now let me turn the call back to Gil, who will discuss the operational aspects of our performance in the second quarter and also share our third quarter outlook.

Gil?

Gil Amelio - Jazz Technologies - Chairman and CEO

Thank you, Paul. We believe that first quarter of 2007 marked the bottom of the cycle for Jazz, and in the second quarter, we saw clear signs that the semiconductor industry is gradually emerging from the inventory correction.

Over the past four to six months, our major customers have been paring down the inventory accumulated in the second half of last year. We have noted that order activity is strengthening and I expect for this trend to carry into the remainder of 2007.

As mentioned, our sales team is working hard to take advantage of the improved demand environment. During the quarter, we had some exciting developments on our Specialty Process business, especially in the wireless LAN and RF applications for the mobile device market.

Second quarter saw the beginning of production volume deliveries to a leading provide of high-performance radio systems for the mobile communications market, based on our RF CMOS specialty process, customized for their production needs.

This customer has recently signed a long-term strategic agreement with a top five handset manufacturer and will use Jazz to support volume productions for this project. We expect for shipments and revenues under this design win to continue to ramp throughout 2007.

Another important win involved a WCDMA production order from a major customer. This customer is introducing a second-generation design from one of their most popular handset models and we'll be ramping the production volumes at our foundry to support this release. We're also excited to be supplying wafers to a customer whose power controller component is incorporated in a new smart phone introduction this summer by a recent very-high-profile entrant into that handset market.

On the wireless LAN side, we are ramping up high-volume production for one of our existing customers, the leading supplier to the embedded consumer wireless LAN market. This customer slowed down their production orders at the end of 2006, as they readjusted their inventory position. They are now coming back with significant orders, targeting the gaming device end market.

The market is regaining momentum, and Jazz is positioned to capture business in some of the fastest-growing areas of specialty analog. This includes front-end applications for next-generation mobile devices, wireless LAN applications for mobile consumer devices such as gaming and digital cameras and power management circuits for PDAs and other mobile products. During the quarter, we remained focused on enhancing our manufacturing efficiency and improving yields and throughput times.

We expect that utilization will continue on an upward trend but will, as noted, fluctuate from quarter to quarter depending on the specifics of the product mix and the specific customer volume order flow. As I shared with you on our last call, Jazz is looking to expand its manufacturing capacity by adding a fab in a low-cost region. We continue to review a number of potential targets to determine the best fit and optimal valuation. We will continue updating you on this initiative as it unfolds.

Now turning to guidance. Due to acceleration in shipments in the latter part of the second quarter, which would otherwise be shipped into third quarter, Jazz expects third quarter 2007 sales to be relatively flat or experience a modest growth. Based on these expectations, we provide the second quarter revenue guidance of $51.5 million to $53.5 million. Third quarter EBITDA is expected to improve over second quarter, driven by favorable utilization and continued cost reduction efforts.

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Final Transcript
Aug. 06. 2007 / 4:30PM ET, **JAZ - Q2 2007 Jazz Technologies Inc Earnings Conference Call

And, as Paul mentioned earlier, we're targeting fourth quarter of 2007 to start generating positive free cash flow. As you know, we're an analog-intensive mixed signal foundry. We therefore describe our focus as the AIMS market.

We will start using this acronym routinely. What it really says is that we will create value for customers not merely by driving geometries to smaller critical dimensions, but by integrating analog and digital and other process technologies to create unique capabilities for our customers. This differentiated strategy is what sets us apart from other foundries and it is why we believe in our long-term value proposition.

I want to thank all of our shareholders for their support as we build Jazz Technologies, the AIMS company.

Thank you for your attention, and now let me open the call for questions. Operator?

 QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS)

Your first question will come from the line of Steve Park of Wedbush.

Steve Park - Wedbush Morgan - Analyst

Hi, just got a few quick questions. It looks like gross margins are down --

Gil Amelio - Jazz Technologies - Chairman and CEO

Steve, we can't hear you. You're going to have to speak up or get on a better phone.

Steve Park - Wedbush Morgan - Analyst

Hello, hi, so just had a quick question on the gross margins. It looks like gross margins came down in Q2. Can you talk about what the exact pro forma gross margins were and what you kind of see in terms of outlook for Q3?

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

I'm not sure I think gross margin came down in Q2.

Steve Park - Wedbush Morgan - Analyst

Okay, if they did not, can you talk about what the gross margins were?

Gil Amelio - Jazz Technologies - Chairman and CEO

Stand by, Steve.

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

Yes, one second. We're looking up the data. Just to orient everyone, the gross margin position improved from negative $4.5 million in Q1 '07 to negative $600,000 in Q2 '07. So, a significant improvement. More importantly, on a cash gross margin basis, we've improved substantially, which we mentioned in the call specifically.

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Final Transcript
Aug. 06. 2007 / 4:30PM ET, **JAZ - Q2 2007 Jazz Technologies Inc Earnings Conference Call

And we said that excluding depreciation and amortization, gross margin was $9 million in the first quarter of 2007, versus $5.5 million in -- $9 million in the second quarter and $5.5 million in the first quarter, on a cash basis. And we will continue to report on a cash basis, as well as the GAAP number, so depreciation doesn't swamp the effect of our cost-cutting improvements.

Steve Park - Wedbush Morgan - Analyst

And do you guys have a scope of how gross margins will look like in Q3?

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

We're not prepared to announce that at this time.

Steve Park - Wedbush Morgan - Analyst

And could you just go over the OpEx costs again, the SG&A and R&D pro forma?

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

Yes, let me find that in what we said. Okay, in the second quarter, the selling, general and administrative expenses were $4.5 million and R&D was $3.7 million. That compares to first quarter numbers of $10.2 million for SG&A and $5 million for R&D.

The drops there are, number one, due to cost cutting and, number two, in the case of SG&A, if you'd look at our press release from last quarter, there's an itemized list of the one-time charges related to the merger for SG&A.

Steve Park - Wedbush Morgan - Analyst

I had an additional question regarding inventory. Can you talk about what inventories were for the quarter?

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

No, we're not prepared to put that in the public domain.

Steve Park - Wedbush Morgan - Analyst

What about -- can you talk about lead times and also pricing environment?

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

Gil, do you want to address it?

Gil Amelio - Jazz Technologies - Chairman and CEO

Lead times continued to be fairly stable. I haven't seen a significant stretch out in those with increasing demand yet, although that's a possibility as we get later into the year, but we haven't seen that yet. And what was the second part of your question?

Steve Park - Wedbush Morgan - Analyst

And the pricing environment. Have you seen any type of --?

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Final Transcript
Aug. 06. 2007 / 4:30PM ET, **JAZ - Q2 2007 Jazz Technologies Inc Earnings Conference Call

Gil Amelio - Jazz Technologies - Chairman and CEO

I would say price still continues to be highly competitive, although I would have to say that as the market improves, we've seen less degradation in pricing than we had in the six months following the initial meltdown in terms of the inventory correction. Generally trending in the right direction is what I'm saying.

Steve Park - Wedbush Morgan - Analyst

Okay, one additional question. I know you previously talked about buying a fab. Can you give us a quick update on that, as well?

Gil Amelio - Jazz Technologies - Chairman and CEO

In our formal remarks, we said about all that we're prepared to say at this time. We are looking at several candidates. We haven't honed in on one yet. Even when we do, it will take some time, probably, to negotiate a deal, but we are very actively involved in seeking this fab and I am confident that we will get it done, but we want to be very, very careful to make it a very good deal.

Steve Park - Wedbush Morgan - Analyst

Is that something that might be done this year, you believe, or -?

Gil Amelio - Jazz Technologies - Chairman and CEO

I certainly think that we'll be announcing a deal this year. I would think that -- I can't speculate on how long it will take us to close the transaction, however.

Steve Park - Wedbush Morgan - Analyst

Okay, thank you.

Operator

Your next question comes from the line of [Avia Gusovsky] of [Mack Investment].

Avia Gusovsky - Mack Investment - Analyst

Hi, thanks. I actually have two questions. The first one, as far the - I know you don't provide annual guidance, but should we look at the third quarter and sort of figure that this is the trajectory we should expect for the fourth quarter, or do you foresee any reason there should be a significant uptick or downtick in the fourth quarter?

And then my second question is on the utilization rate. Obviously, you're forecasting a dramatic improvement in the utilization rate in the third quarter. Is this sustainable or is that an outlier and you sort of see that coming back in? Thank you.

Gil Amelio - Jazz Technologies - Chairman and CEO

Okay, in terms of fourth quarter, we expect fourth quarter to be sequentially stronger, as we have said in our earlier guidance, that we expected each quarter through the year to gradually improve. So we're maintaining the statement we made in our last call, that that will in fact continue to be true.

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Final Transcript
Aug. 06. 2007 / 4:30PM ET, **JAZ - Q2 2007 Jazz Technologies Inc Earnings Conference Call

In terms of capacity utilization, we're comfortable that we can maintain this level of activity. During the time when business was very slow, that is, our capacity utilization was down, we were able to furlough some of our direct labor to help reduce the cost.

Virtually all of those are back online full time right now and so we have a full workforce in the fab now moving wafers, and our daily moves have gone up very, very significantly. So, we feel comfortable that we can maintain that and hopefully in the future quarters maintain that number.

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

And I think to your point of dramatic improvement between Q2 and Q3, the jump between Q2 and Q3 is pretty dramatic, but that ramp of significantly increased utilization began to occur in June, which is why we gave you the 65% utilization statistic for the month of June alone.

Avia Gusovsky - Mack Investment - Analyst

Okay, thank you.

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

Thanks.

Operator

Your next question comes from the line of [John Flough] of [Arvin Capital].

John Flough - Arvin Capital - Analyst

Hey, guys. A couple of questions. First, could you reconcile for me the material increase in capacity utilization that you've talked about with the expectation for relatively flat revenue quarter-over-quarter from Q2 to Q3.

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

Let me address that. This is Paul, and Gil, feel free to add if you would like. Basically, what happened to us is that we had, literally a handful of orders that we shipped in the last week or two of Q2 that were customers asking for early deliveries of things that had been originally projected for early Q3. So because of the nature of the quarter end, it almost artificially gets stuck into -- it has more significance than it might have otherwise had.

So to some degree, the flatness in revenue between Q2 and Q3 is just due to the fact that we cannibalized a little bit of the first couple of weeks of Q3 because we beat the Q2 numbers by so much, more than we had originally projected.

In terms of what's going to go on, though, in Q3, I think it's important to recognize that a part of the revenues that we generated in Q2 came from the cleanup of inventory that may have been held on behalf of a customer for quite some time and had reserves against it and things like that.

As the market demand returned, you had customers willing to take inventory that we might have set on for quite some time, so you ended up not having utilization, but you had it sitting there in finished goods and you shipped that product. So that's the other thing that explains that difference.

John Flough - Arvin Capital - Analyst

Let me ask it another way, I guess. If I go back and look at your historical financials, you guys peaked out let's say in the December quarter at about $59 million in revenue. You have subsequently done, I believe, a capacity expansion. I mean, what is sort of a peak revenue level now with the new capacity expansion? Or is the mix materially different than it was back in that quarter, so you can't really take that number and gross it up for the capacity expansion?

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Final Transcript
Aug. 06. 2007 / 4:30PM ET, **JAZ - Q2 2007 Jazz Technologies Inc Earnings Conference Call

Gil Amelio - Jazz Technologies - Chairman and CEO

This is Gil. What I was going to say is that there's a lot of assumptions here, assuming what the mix is and all that sort of stuff, but I would say on a comparable basis, apples on apples basis, I would say our capacity maximum was maybe a little slightly over $60 million in that fourth quarter, as our capacity capability today is $70 million, or maybe a little bit better. So that's the kind of amount of increase we expect.

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

Yes, and just to orient you, because I know with the merger and acquisition, our financial history is a little confusing, but in the second quarter of last year, the Company did approximately $60 million of revenue.

Now, again, I apologize for the complexity of our financials. There was a credit to Conexant in that quarter which makes the officially reported numbers look lower than that. But if you work through all the data, we did a $60 million quarter, and that was kind of a top quarter. The fab was very full.

And, as Gil just said, today we think that 70 would be the new 60.

John Flough - Arvin Capital - Analyst

Okay, could you address a little bit the purchase price reduction and kind of what the driver of that was? I mean, what was the determinant of the escrow release?

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

It boils down to very simply that we made some claims under the escrow agreement and the selling shareholders agreed to a settlement, and beyond that we can't really say very much.

John Flough - Arvin Capital - Analyst

Okay, very good. Thanks very much.

Operator

(OPERATOR INSTRUCTIONS)

And your next question will come from the line of a [reprompt] of Steve Park.

Unidentified Participant

Hey, guys. This is [Craig]. How are you doing this afternoon?

Gil Amelio - Jazz Technologies - Chairman and CEO

Pretty good, Craig. How are you?

Unidentified Participant

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Final Transcript
Aug. 06. 2007 / 4:30PM ET, **JAZ - Q2 2007 Jazz Technologies Inc Earnings Conference Call

A question on -- I just wanted to make sure we're talking apples to apples. When you say you have a pro forma EBITDA of $1 million, that does not include the $8.5 million of amortization in your gross margin, or gross profit. Is that correct?

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

That's correct.

Unidentified Participant

So if you look at it on a pro forma basis, you actually did closer to $9.5 million of EBITDA?

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

No, the other way around. Go ahead.

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

It excludes D&A.

Unidentified Audience Member Okay. So it's not a 17% pro forma -- well, it is a 17% or forma gross margin, at $9 million of gross profit on your revenues. I was kind of wondering how you could have the gross margin expansion, or even the pro forma gross margin expansion while your utilizations were going down?

I know you kind of talked about that, but is a lot of the benefit of taking utilizations back up already reflected in that kind of base 17%?

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

No, it's not, and here's why. Basically, if you look at our financials, when the market demand comes back, you will see a positive effect on our financials for essentially two quarters. And the reason for that is as follows.

The first quarter is the shipping of inventory, which customers had been slow to take. That has occurred basically in the second quarter, which therefore helps our margins as an accounting matter, because you had some inventory that was significantly reserved against because it had been sitting in our facility for quite some period of time, under our aging rules. So that's the kind of Q2 impact.

The next quarter, Q3, will also have a positive impact, and that is because -- on margins, and that is because our utilization was low enough in Q2 that under -- and I'll get this wrong, Harsha, FAS-151, which is the rules relating to low use of capacity, we will have some inventories sold during Q3 that are fully expensed. Because if you are under a certain utilization level in our Company, you have to expense the building of that inventory and all the costs associated therewith instead of building it into inventory.

So we will get a positive impact in this turnaround two quarters in a row for those two different reasons.

Unidentified Participant

What was the benefit of reserved inventory in the second quarter?

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

In the neighborhood of $1.5 million to $2 million, something in that bracket.

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Final Transcript
Aug. 06. 2007 / 4:30PM ET, **JAZ - Q2 2007 Jazz Technologies Inc Earnings Conference Call

Unidentified Participant

Okay, on the OpEx line, $8.2 million pro forma OpEx, is this the bottom for OpEx? How do we think about that going forward?

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

What do you mean by the bottom, Craig?

Unidentified Participant

Bottom, i.e., the low point.

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

Oh, no. We will continue our cost-cutting efforts to push operating expenses lower.

Unidentified Participant

Okay, how much good news do you think is left?

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

It's really hard to quantify, but, as I said, we're looking for a total of $10 million to $15 million out of phase two, and we've probably gotten some of that, but there's still quite a bit to go. And I can't quantify it any more than that for you. I'm sorry.

Unidentified Participant

Okay, and can you just recap the net interest expense number and/or tax number? I missed them.

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

First, on net interest, we have a convertible bond that has approximately $3.4 million a quarter on interest expense, $3.3 or $3.4. I'm doing it off the top of my head. And then obviously to the net number is the positive interest on the cash that we have.

Unidentified Participant

Okay. Do you have that number for me?

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

Hold on a minute. I don't have that available. When we release the Q, it'll be there for you.

Unidentified Participant

That's fine. And taxes?

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

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Final Transcript
Aug. 06. 2007 / 4:30PM ET, **JAZ - Q2 2007 Jazz Technologies Inc Earnings Conference Call

Very, very little taxpaying, if any, in this quarter.

Unidentified Participant

Okay, and just lastly, housekeeping, is this the kind of -- how long do we expect these limited financial results and then we wait for the 10-Q.

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

It'll be out later this week.

Unidentified Participant

It'll be out later this week. And this is the process on a go-forward basis?

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

Well, as we continue to get better and better control of our own systems internally, we'll get the Q and the conference calls closer together we hope.

Unidentified Participant

Let me ask one more question, relating to the business, you guys are always trying to win design wins. How is 2008 shaping up? Do you think you can hit your $70 million peak quarterly capacity number at some point next year? Any color on the design win progress you guys might be making?

Gil Amelio - Jazz Technologies - Chairman and CEO

I think the biggest difference we've seen in recent design wins over earlier design wins is they're leading to larger programs, that is, a larger amount of shipments per design wins is a real trend here today.

So we're continuing to win designs at about the same rate we were before, but what's the good news is that we're going to ship more dollars with each one of those, or at least many of those, as we move into the future, and we feel very good about that for next year.

Again, I think as you analyze the second, third quarter, we're clearly in a dynamic situation whereas in second quarter, as Paul explained, the main changes from the prior quarter were we had a little bit of increase in utilization, not dramatic. But we did have a definite increase in demand. We were able to move some of our reserved inventory into the sale column and we ere able to pull some stuff from third quarter into the second quarter, upon customer request.

This quarter is going to be dramatically up in capacity utilization, but we don't have that excess inventory, nearly as much sitting in inventory as we did. So you won't get much of an effect from that. And we have assumed that there will be no pull-in from the fourth quarter into the third quarter in our model. So those are things you should take into consideration.

Unidentified Participant

Gil, are your customers comfortable with your internal production and outsource strategy and how are your outsource partners flexing up?

Gil Amelio - Jazz Technologies - Chairman and CEO

The outsource partners, our joint ventures are doing very, very well . We're very [pleased] with what they've been able to do for us, and they're of course continuing to ramp along with us as we go through this cycle.

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Final Transcript
Aug. 06. 2007 / 4:30PM ET, **JAZ - Q2 2007 Jazz Technologies Inc Earnings Conference Call

Unidentified Participant

What's your in-house versus outsource front end right now and is there any gross margin impacts from outsource?

Gil Amelio - Jazz Technologies - Chairman and CEO

It's either neutral or favorable from the outsourced, based on the very favorable arrangements we have with them. But I would say in second quarter we probably didn't have more than about, I want to say, 10% of the revenues from outsourced.

I don't know the exact numbers though, but I would say it's still modest, but that will increase.

Unidentified Participant

Thank you so much.

Operator

Your next question comes from the line of [John Schultz].

John Schultz - Oak Tree Asset Management - Analyst

Yes, this is John Schultz, OakTree Asset Management. Gil, a question for you. Steve Wozniak was quoted in a magazine, a German magazine, back in May, talking about the next great thing in technology, and he thought it would involve changing technology in chips, which is what you guys are working in.

My question is, his part in your Company, is he going to be involved in doing any kind of new technology, or can you give us a little background on what his usefulness -- is he a full-time person, or how is that working there?

Gil Amelio - Jazz Technologies - Chairman and CEO

I would say Steve is not a full-time person. Steve, however, was one of the founders of the original business. He is a significant shareholder and he's very interested in the kinds of technologies we're working on. And what I would say is he's sort of -- we call him our Chief Visionary Officer. And what he really does is sort of brainstorm about where markets are going, what are some of the cool things that we might want to work on.

He's also very motivational for our engineers and I would say that's the level of his role. But he doesn't punch the clock every morning. Steve's got a very active life doing all the things that a celebrity of his status typically does. But we're thrilled to have him associated with us. He continues to be a source of great ideas.

John Schultz - Oak Tree Asset Management - Analyst

Let me ask you this. He mentioned in this article a chip might operate a digital logic chip that supposedly, I guess, can go 100 times faster than current chips. Is that a chip that you guys could be involved in, or is that something real new?

Gil Amelio - Jazz Technologies - Chairman and CEO

We're not ready to talk about that.

John Schultz - Oak Tree Asset Management - Analyst

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Final Transcript
Aug. 06. 2007 / 4:30PM ET, **JAZ - Q2 2007 Jazz Technologies Inc Earnings Conference Call

Okay. My last question would be, with the settlement that you guys got, how did that affect the bottom line of the book value? Has anybody calculated a new book value for -- it looked like [395] was about where we were last quarter.

Paul Pittman - Jazz Technologies - EVP, CFO and CAO

Well, the answer to the question is no, the calculations are not complete. In the context of merger accounting, as you are probably aware, we have a full year after the merger to true up the asset values, and of course that $9 million will be reflected in that, because, as I think we mentioned in our conference call last quarter, this is a situation in which we've actually got a negative goodwill, meaning that the physical assets and the intangibles add up to more than we had paid for the Company.

That situation is even now more favorable to us in the fact that we've effectively paid less. So you'll see in probably the third quarter Q is our judgment that those numbers will e final or near final.

Operator

And you have no more questions at this time. I would like to turn the call back over to Mr. Gil Amelio for closing remarks.

Gil Amelio - Jazz Technologies - Chairman and CEO

Well, I want to thank all of you for bearing with us as we get our arms around this Company. It's been less than six months since we came here and started our work, and I'm pretty pleased with the progress that the team has made. And we appreciate the significant interest we have. There's a lot of you on the call today and we really want to thank you for that.

So stay tuned. We're got more things to do and we're all working very hard and we hope to be able to continue to visit with you frequently, as it makes sense, to keep you apprised of what we're doing and how it's going.

With that, I'd like to thank everyone and thank the operator and we'll sign off for now. Thank you and goodbye.

Operator

Thank you. Thank you for your participation in today's conference. This concludes the presentation, and you may now disconnect. Have a wonderful day.

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Final Transcript
Aug. 06. 2007 / 4:30PM ET, **JAZ - Q2 2007 Jazz Technologies Inc Earnings Conference Call

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